EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 33-60551 of Triarc Companies, Inc. on Form S-8 of our report dated March 31, 1996, appearing in this Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP


New York, New York
March 31, 1996